UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 12, 2026

Figure Technology Solutions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42829	99-2556408
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Liberty Street, Suite 600 Reno, Nevada	89501
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (917) 789-8049
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FIGR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03. Material Modification to Rights of Security Holders.
On February 12, 2026, Figure Technology Solutions, Inc., a Nevada corporation (the “Company”), filed a certificate of designation (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, establishing the rights, preferences, privileges, qualifications, restrictions and limitations of a new series of blockchain common stock, designated as the “Series A Blockchain Common Stock”, par value $0.0001 per share (the “Blockchain Stock”).
The Blockchain Stock, with respect to dividend rights and/or distribution rights upon liquidation, dissolution or winding-up, as applicable, ranks on parity with the Class A common stock, par value $0.0001 per share, of the Company (the “Class A Common Stock”) and any series of blockchain common stock designated in the future that, by its terms, expressly provides that such series rank on parity with the Blockchain Stock with respect to dividend rights or distribution rights, or upon liquidation, dissolution or winding-up, as applicable.
Subject to preferences that may apply to any shares of preferred stock or other series of blockchain common stock, holders of Blockchain Stock are entitled to dividends and other distributions out of funds legally available if and to the extent the Company’s board of directors (the “Board”), in its discretion, determines to issue dividends and other distributions to holders of Class A Common Stock.
Holders of Blockchain Stock are entitled to one vote per share held as of the applicable record date on all matters submitted to a vote of holders of Blockchain Stock and are able to cast their vote or abstain from voting over the Provenance Blockchain using their wallets. Holders of Blockchain Stock, Class A Common Stock and Class B common stock, par value $0.0001 per share, of the Company will generally vote together as a single class on all matters submitted to a vote of holders, unless otherwise required by Nevada law or the Company’s Second Amended and Restated Articles of Incorporation (the “Articles”).
The Blockchain Stock may be converted into shares of Class A Common Stock at any time at the election of a holder. Each whole share of Blockchain Stock may be converted into one whole share of Class A Common Stock.
Shares of Blockchain Stock are not entitled to any liquidation preference. If the Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to holders will be distributable ratably among holders of Blockchain Stock, common stock and any participating preferred stock or other series of blockchain common stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock or other series of blockchain common stock.
The foregoing description of the terms of the Blockchain Stock is qualified in its entirety by reference to the full text of the Certificate of Designation, which is included as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
The Certificate of Designation became effective upon filing with the Secretary of State of the State of Nevada on February 12, 2026, and it amends the Articles. The terms of the Blockchain Stock are more fully described in Item 3.03 of this Current Report on Form 8-K, which is incorporated by reference herein.
Item 8.01. Other Events.
On February 18, 2026, pursuant to an underwriting agreement dated February 18, 2026 (the “Underwriting Agreement”), by and among the Company, Goldman Sachs & Co. LLC, Morgan Stanley & Co. LLC and Cantor Fitzgerald & Co, as sales agents (the “Sales Agents”) and as representatives of the several underwriters listed in Schedule I thereto, and the selling stockholders named in Schedule II thereto (the “Selling Stockholders”), the Company priced and closed the secondary offering of 4,687,500 shares of Class A Common Stock sold by the Selling Stockholders (the “Class A Shares”). In connection with the transactions contemplated by the Underwriting Agreement, the Company offered and sold an aggregate of 4,375,000 shares of Blockchain Stock through the Sales

Agents (the “Blockchain Shares”). The Class A Shares, the Blockchain Shares and the Class A Common Stock issuable upon conversion of the Blockchain Shares have been registered under the Securities Act of 1933, as amended, by an initial registration statement on Form S-1 (File No. 333-291591) and an additional registration statement on Form S-1 (File No. 333-293539).
Item 9.01 Financial Statements and Exhibits.
(d) The following exhibits are being filed herewith:

Exhibit No.	Description

3.1
Certificate of Designation for the Series A Blockchain Common Stock (incorporated by reference to Exhibit 3.2 to the Company’s Form 8-A12G filed with the SEC on February 18, 2026 (File No. 000-56825)).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIGURE TECHNOLOGY SOLUTIONS, INC.

Date: February 19, 2026	By:	/s/ Michael Tannenbaum
Michael Tannenbaum
Chief Executive Officer and Director